Exhibit 10.1

Executed Version 10/22/10

AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of the 22nd day of October, 2010 by and among WEBSTER BANK, NATIONAL ASSOCIATION, having an office at 80 Elm Street, New Haven, Connecticut 06510 (“Bank”), MICROFLUIDICS INTERNATIONAL CORPORATION, a Delaware corporation with a place of business at 30 Ossipee Road, Newton, MA 02464 (“MIC”), and MICROFLUIDICS CORPORATION, a Delaware corporation with a place of business at 30 Ossipee Road, Newton, MA 02464 (“MC,” and MIC and MC are collectively the “Borrower”)

WHEREAS, this Amendment amends that certain Loan Agreement dated as of October 23, 2009 by and among the Bank and Borrower, as further amended, restated or modified from time to time (the “Loan Agreement”). Capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Loan Agreement.

WHEREAS, Borrower has requested that certain terms and provisions of the Loan Agreement be amended so as to extend the maturity date of the Revolving Loan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereby agree as follows:

1.                                      Acknowledgments and Affirmations. Borrower hereby represents and warrants that:

(a)                              Borrower has all requisite power and authority to enter into and to carry out and perform its obligations under this Amendment.

(b)                             All action on the part of Borrower, its respective directors, stockholders, shareholders or other equity holders necessary for the authorization, execution, delivery and performance by Borrower, as applicable, of this Amendment and for the consummation of the transactions contemplated herein and therein has been taken or will be taken prior to the date of this Amendment.

(c)                                  This Amendment is a valid and binding obligation of Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally and general principles of equity that restrict the availability of equitable remedies. The execution and delivery by Borrower of this Amendment, and compliance herewith and therewith, will not, with or without notice or the passage of time or both, (x) result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of, (i) any law to which Borrower is subject, except for such violations and conflicts which are not, individually or in the aggregate, material, (ii) its certificate of incorporation and bylaws, as amended, (iii) any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which Borrower is a party or by which it or any of its property is bound, or may be affected, or (y) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of Borrower’s properties or assets pursuant to any such term or give any other person or entity the right to accelerate the time for performance of any obligation of Borrower.

(d)                             No Event of Default has occurred and is continuing, and no event or condition has occurred or exists which would constitute an Event of Default but for the giving of notice or passage of time or both.

(e)                              Each and every one of the representations and warranties made by Borrower to Bank in the Loan Agreement and Loan Documents, as amended by this Amendment, are true and correct in all material respects on and as of the date hereof except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date prior hereto.

(f)                                Borrower has duly and properly performed, complied with and observed each of the covenants, agreements and obligations contained in the Loan Documents, as amended by this Amendment.

2.                                  Amendments to the Loan Agreement.

(a)                              References in the Loan Agreement to “this Agreement” shall be deemed references to the Loan Agreement as amended and supplemented by this Amendment and as subsequently amended.

(b)                             The definition of Maturity Date is hereby deleted in its entirety and replaced with the following:

“Maturity Date” means October 22, 2011.

3.                                  Conditions Precedent. Bank’s obligation to enter into this Amendment as described herein shall terminate if, in the Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results, operations, condition (financial or otherwise) of Borrower, whether or not arising from transactions in the ordinary course of business, or if there has been any material adverse deviation by Borrower from the business plan of Borrower presented to and accepted by Bank prior to the execution of this Amendment. In addition, the effectiveness of this Amendment shall be conditioned upon:

(a)                              the receipt by Bank of this Amendment duly executed and delivered by Borrower;

(b)                             delivery of the Allonge to Revolving Note by Borrower to Bank;

(c)                              copies of all corporate action taken by Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of this Amendment and each document to be delivered in connection herewith;

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

BORROWER:

MICROFLUIDICS INTERNATIONAL CORPORATION

By:	/s/ Peter F. Byczko
Peter F. Byczko
Its Vice President of Finance and
Chief Accounting Officer
(Duly Authorized)

MICROFLUIDICS CORPORATION

By:	/s/ Peter F. Byczko
Peter F. Byczko
Its Vice President of Finance and
Chief Accounting Officer
(Duly Authorized)

BANK:

WEBSTER BANK, NATIONAL ASSOCIATION

By:	/s/ Peter Hicks
Peter Hicks, Vice President

[Signature page to Amendment to Loan Agreement]

ALLONGE TO REVOLVING NOTE

This Allonge, dated as of October 22, 2010, is attached to and made a part of that certain Revolving Note dated October 23, 2009 (the “Note”), in the original principal amount of $1,000,000 made by MICROFLUIDICS INTERNATIONAL CORPORATION and MICROFLUIDICS CORPORATION to the order of WEBSTER BANK, NATIONAL ASSOCIATION for the purpose of annexing thereto the following modifications:

(1)                                  The reference in the second paragraph of the Note to “October 22, 2010” has been changed to “October 22, 2011”.

The Note otherwise remains unmodified and in full force and effect.

BORROWER:

MICROFLUIDICS INTERNATIONAL CORPORATION

By:	/s/ Peter F. Byczko
Peter F. Byczko
Its Vice President of Finance and Chief
Accounting Officer
(Duly Authorized)

MICROFLUIDICS CORPORATION

By:	/s/ Peter F. Byczko
Peter F. Byczko
Its Vice President of Finance and Chief
Accounting Officer
(Duly Authorized)